United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	The NASDAQ Global Select Market
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUBAP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2021, Atlantic Union Bankshares Corporation (the “Company”) entered into an underwriting agreement with Keefe Bruyette & Woods, Inc., as representative to the underwriters listed in Schedule I thereto (the “Underwriting Agreement”), with respect to the offer and sale of $250 million aggregate principal amount of its 2.875% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Notes”) at a public offering price equal to 100% of the aggregate principal amount of the Notes. The offering of the Notes is expected to close on December 8, 2021, subject to the satisfaction of customary closing conditions. The Company expects to realize net proceeds from the sale of the Notes of $246.9 million, after giving effect to the underwriting discounts and expenses of the offering.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Company intends to use the net proceeds from this offering to repay its outstanding $150 million of its 5.00% Fixed-to-Floating Rate Subordinated Notes due 2026 that are redeemable beginning on December 15, 2021 and for general corporate purposes. A notice of redemption was delivered to the holders of such notes on November 15, 2021 with respect to the redemption of all of the outstanding principal amount of such notes on December 15, 2021. The redemption that will occur on December 15, 2021 is not contingent on the offering of the Notes or the amount of proceeds resulting from the offering. Net proceeds contributed to Atlantic Union Bank are anticipated to be used to support Atlantic Union Bank’s growth.

The Notes are offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-248544) (including base prospectus) under the Securities Act of 1933, as amended, which was filed with the Securities and Exchange Commission (the “SEC”) and automatically became effective on September 2, 2020, a preliminary prospectus supplement filed with the SEC on December 1, 2021 and a final prospectus supplement filed with the SEC on December 2, 2021.

Item 8.01	Other Events.

On December 1, 2021, the Company issued a press release announcing the pricing of its public offering of the Notes, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 1, 2021, between Atlantic Union Bankshares Corporation and Keefe, Bruyette & Woods, Inc.*
99.1	Press Release of Atlantic Union Bankshares Corporation
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

*	Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the SEC upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

Forward-Looking Statements

This report and certain other communications by the Company contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements, including but not limited to those regarding the offering and the use of proceeds therefrom, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, market conditions affecting the offering. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: December 2, 2021	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer